Exhibit (14)(a)





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" in the Combined Proxy Statement/Prospectus and "Independent Auditors" in the Statements of Additional Information and the incorporation by reference in this Pre-Effective Amendment Number 2 to the Registration Statement (Form N-14)(No. 333-107935) of Armada Funds of our reports dated July 16, 2003, included in the 2003 Annual Reports to shareholders.


/s/ ERNST & YOUNG LLP
---------------------
Ernst & Young LLP

Philadelphia, Pennsylvania
October 10, 2003